Exhibit 10.3.10.1

Employment Contract

Westaff e-form • Westaff e-form • Westaff e-form • Westaff e-form • Westaff e-form • Westaff e-form • Westaff e-form

Electronic Form Template 2/03 (emp_con.dot)

This contract is entered into by and between Westaff (USA), Inc. (“Westaff”) and

Stephen Russo	(“you”).
(full name of employee).

Westaff hereby agrees to hire you or continue your employment and you agree to accept employment or continue your employment with Westaff upon the following terms and conditions:

1. Duration. Your employment shall start or continue as of 7/1/04 and shall continue thereafter until terminated by either party giving to the other two weeks’ advance notice of termination. However, Westaff will not obliged to give you such advance notice if:

a. Termination occurs during the first year of your employment; or

b. You are a part-time employee; or

c. You accept an offer of employment with a business competitive to Westaff; or

d. You are terminated for misconduct, violation of this Contract or violation of Westaff’s policies or rules as set forth in Westaff’s Employee Handbook or otherwise made known to you.

2. Terminable-At-Will. You are a “terminable-at-will” employee. You may resign at any time with or without a reason. Likewise, Westaff may dismiss you at any time with or without cause. You acknowledge that there are no other express or implied agreements between you and Westaff for any specific period of employment, nor for continuing or long-term employment.

3. Pay. You will be paid a beginning salary of $ 180,000 per year or a wage of $ N/A per hour. Your pay may be revised without impairing the effectiveness of any other provisions of this Contract. Your pay will be paid in equal installments every two weeks. Each pay period is distinct and severable, and your employment for part of a pay period or part of a year will not entitle you to pay for more than the time you actually worked. In the event your employment terminates during a pay period, your pay will be prorated to the date of termination, and will include earned vacation pay, if any.

4. Confidentiality. Westaff is a provider of temporary staffing and employment services. You acknowledge that by virtue of your employment, you will become familiar with or have access to Westaff’s valuable proprietary information, confidential data and trade secrets which include but are not limited to, customers’ and employees’ names, addresses and telephone numbers, bill and pay rates, employees’ pay and skills, other statistical information, sales techniques, methods of operation, advertising materials, formulas and operating manuals. As the misappropriation of such information, data or secrets would result in great damage or loss to Westaff.

5. Non-Diversion. You agree that you will not, directly or indirectly, either for yourself or for any other person, firm or corporation, solicit or attempt to divert any Westaff customer or recruit any Westaff employee during your Westaff employment and for a period of one year thereafter. For purposes of this paragraph, a Westaff customer is defined as any person, firm or corporation that Westaff has serviced within one year preceding the termination of your employment and with whom you have had contact on behalf of Westaff, and a Westaff employee is defined as any person who has received salary or wages from Westaff within one year preceding the termination of your employment.

*Vacation Accrual @ 4 weeks per year.

Providing Essential Staffing Services

6. Non-Competition (not applicable in California). You agree to devote your best efforts to the performance of your Westaff duties and to perform no acts detrimental to Westaff’s best interests. You will not engage in any other business nor work for any other person or entity during your Westaff workday.  While employed by Westaff, you will not engage in any competitive temporary staffing or employment services business. You further agree that you will not engage in a competitive temporary staffing or employment services business, in a same or similar capacity in which you were employed by Westaff, for yourself or for any other person, firm or corporation, within a radius of twenty-five miles from the Westaff office(s) where you were working for a period of one year after the termination of your Westaff employment.

7. Authority. You shall have no authority to enter into any contract or agreement or otherwise bind Westaff without the prior consent of an office of Westaff.

8. Property. Upon termination of your employment, you agree to immediately deliver to Westaff all equipment, supplies, keys, manuals, monies, overpayments, lists, records, resumes, diskettes or other material related to the business of Westaff and all Westaff property of whatever nature in your possession or control or which you may have entrusted to any other party.

9. Violation. You acknowledge that the obligations and restrictions set forth in this Contract are reasonably necessary for the protection of Westaff’s business, goodwill, property, customer and employee relationships. You recognize that irreparable damage will result to Westaff in the event of any violation of this Contract and hereby agree to the issuance of a restraining order and/or an injunction against you for such a violation, in addition to any other legal or equitable remedies Westaff may have.

10. Assignment. Westaff’s rights and/or duties under this Contract may be assigned or delegated to any successor of Westaff. However none of your right and/or duties under this contract may be assigned by you to any other party.

11. Modification. The terms of this Contract may be amended, modified or replaced only by a subsequent written agreement signed by you and an authorized representative of Westaff.

12. Severability. Every provision of this Contract is distinct and severable. If any such provision is held to be illegal, unenforceable or void, it shall not affect the legality, enforceability or validity of any of the other provisions.

13. Acknowledgment. You hereby acknowledge that you have read and understood this Contract. By signing below, you acknowledge receipt of a copy of this Contract and agree to abide by its terms and conditions.

Employee:	/s/ Stephen J. Russo	Date:	1 July 2004
(signature of employee)

Westaff (USA), Inc.

By:	/s/ Margaret Gonzalez	Location:	Walnut Creek, CA
	(signature of Westaff representative)		(City, State and Westaff office number)

Title:	H/R Asst. II

FIRST AMENDMENT

TO

EMPLOYMENT CONTRACT

BY AND BETWEEN

WESTAFF (USA), INC. AND STEPHEN RUSSO

The Employment Contract dated July 1, 2004 by and between Westaff (USA), Inc. (“Westaff”) and Stephen Russo  (“You”) is hereby amended as follows effective August 6, 2004.

The following paragraph is added to Section 3:

“You are eligible for transition compensation in the event of a “Change in Control” and the “elimination of your job” as defined in Exhibit I, attached hereto and incorporated by reference herein. The transition compensation will be in the form of a single lump sum cash payment equivalent to twenty-six (26) weeks of your then current pay less appropriate withholdings, provided that you are an active regular employee at the time of the elimination of your  job, and you have not voluntarily terminated employment prior to the elimination of your job. This payment is in addition to other compensation which may be provided to you under the Westaff Transition Compensation Plan in effect at that time.”

All other terms and conditions of the above-referenced Employment Contract shall remain in full force and effect unless otherwise amended herein.

EMPLOYEE:

/s/ Stephen J. Russo
Stephen Russo

WESTAFF (USA), INC.

By:	/s/ Dwight S. Pedersen
Dwight S. Pedersen, President and
Chief Executive Officer

EXHIBIT I

TO

FIRST AMENDMENT

TO

EMPLOYMENT CONTRACT

BY AND BETWEEN

WESTAFF (USA), INC.  AND STEPHEN RUSSO

1.               “Change of Control” means:

a.                                       sale, lease or disposition of substantially all of the assets of  Westaff and its parent, Westaff , Inc. (“the Parent”);

b.                                      any consolidation or merger of Westaff  and the Parent, with or into any other corporation or other entity or person or any other corporate reorganization, in which the stockholder of Westaff and  the Parent immediately prior to such consolidation, merger or reorganization, own less than 50% of Westaff’s and the Parent’s voting power immediately after such consolidation, merger or reorganization; or

c.                                       any transaction or series of related transactions to which Westaff and the Parent is a party in  which in excess of fifty percent (50%) of Westaff’s and the Parent’s voting power is transferred.

2.               “Elimination of your job” means:

a.                                       within one (1) year following a Change in Control  your job is eliminated; and

b.                                      you have not been offered a position similar in responsibility, skill requirements and work schedule as your current position; and

c.                                       you have not been offered a position for which the salary offered would require no more than 10% reduction in your then current pay.

SECOND AMENDMENT

TO

EMPLOYMENT CONTRACT

BY AND BETWEEN

WESTAFF (USA), INC. AND STEPHEN RUSSO

The Employment Contract dated July 1, 2004 by and between Westaff (USA), Inc. (“Westaff”) and Stephen Russo (“You”) and amended effective August 6, 2004 is further amended effective September 19, 2004:

Item 1 in Exhibit 1 to the Employment Contract (the definition of “Change of Control”) is deleted in its entirety and replaced with the following:

“Change in Control” means:

•                  The sale, lease or disposition of substantially all of the assets of the Westaff  (directly or indirectly) and its parent, Westaff, Inc. (“the Parent”);

•                  Any consolidation or merger of Westaff and the Parent with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of Westaff and the Parent immediately prior to such consolidation, merger or reorganization, own less than 50% of  Westaff’s and the Parent’s voting power immediately after such consolidation, merger or reorganization; or

•                  A change in ownership or control of Westaff or the Parent effected through any of the following transactions:

(i)                                     any transaction or series of related transactions as a result of which any person or related group of persons initially becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities possessing more than fifty percent (50%) of the total combined voting power of Westaff’s or the Parent’s then outstanding voting securities.  For purposes of this sub-paragraph, the term “person” shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Parent or of a subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of the common stock of the Parent;

(ii)                                  or a change in the composition of the Board of the Parent over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned, directly or indirectly, in substantially the same proportions by the persons who held the Parent’s securities immediately before such transaction.

All other terms and conditions of the above-referenced Employment Contract shall remain in full force and effect unless otherwise amended herein.

EMPLOYEE:

/s/ Stephen J. Russo
Stephen Russo

WESTAFF (USA), INC.

By:	/s/ Dwight S. Pedersen
Dwight S. Pedersen, President and
Chief Executive Officer

THIRD AMENDMENT

TO

EMPLOYMENT CONTRACT

BY AND BETWEEN

WESTAFF (USA), INC. AND STEPHEN RUSSO

The Employment Contract dated August 17, 2005 by and between Westaff (USA), Inc. (“Westaff”) and Stephen Russo (“You”) and amended effective August 6, 2004, and amended further effective September 19, 2004 is further amended effective August 17, 2005:

The following clause is added as subparagraph d. to Exhibit 1, Item 2 to the Employment Contract, ‘“Elimination of your job” means:’

d.                                      and you have not been offered a position that would require you to travel 30 miles or less from your current primary place of work.

All other terms and conditions of the above-referenced Employment Contract shall remain in full force and effect unless otherwise amended herein.

EMPLOYEE:

/s/ Stephen J. Russo
Stephen J. Russo

WESTAFF (USA), INC.

By:	/s/ P. M. Newman
Patricia M. Newman, President and
Chief Executive Officer